                                                                     Exhibit 4.3

                               [Face of Security]
                                 ANTIGENICS INC.

Certificate No. _______

          [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND]

                     5.25% Convertible Senior Note due 2025

                             CUSIP No. ____________

      Antigenics Inc., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _____________________ dollars ($__________) on February 1, 2025 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

      Interest Payment Dates: February 1 and August 1, with the first payment to be made on August 1, 2005.

      Record Dates: January 15 and July 15.

      The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

      IN WITNESS WHEREOF, Antigenics Inc. has caused this instrument to be duly signed.

                                                     ANTIGENICS INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated: _____________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By: _____________________________________
             Authorized Signatory

Dated: _________________________

                              [REVERSE OF SECURITY]

                                 ANTIGENICS INC.

                     5.25% CONVERTIBLE SENIOR NOTE DUE 2025

      1. INTEREST. Antigenics Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on February 1 and August 1 of each year, with the first payment to be made on August 1, 2005. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from, and including, January 25, 2005, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2.    MATURITY. The Securities will mature on February 1, 2025.

      3. METHOD OF PAYMENT. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof; or (B) in the case this Security is held, other than global form, by a Holder who is the record holder of more than five million dollars ($5,000,000) aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, or if this Security is held, other than in global form, by a Holder who is the record holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to such Holder's address shown in the register of the Registrar.

      4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, HSBC Bank USA, National Association (the "TRUSTEE"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

      5. INDENTURE. The Company issued the Securities under an Indenture dated as of January 25, 2005 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $50,000,000 aggregate principal amount

($60,000,000 if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $10,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

      6.    OPTIONAL REDEMPTION.

            The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after February 1, 2012, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

            Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, unless the Redemption Date is an interest payment date, in which case such accrued and unpaid interest will instead be paid on such interest payment date to the Holder of record of such Security at the close of business on the record date for such interest payment. The Company will make at least fourteen (14) semi-annual interest payments with respect to the Securities prior to redeeming any Securities under this PARAGRAPH 6.

            If the Paying Agent (other than the Company) holds on a Redemption Date money sufficient to pay the aggregate Redemption Price with respect to all Securities to be redeemed, plus accrued and unpaid interest, if any, payable as provided in the Indenture upon Redemption, then (unless there shall be a Default in the payment of such aggregate Redemption Price or of such accrued and unpaid interest) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, plus such accrued and unpaid interest, in accordance with the Indenture.

      7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

      8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on February 1, 2012, February 1, 2015 and February 1, 2020 (each, an "OPTION PURCHASE DATE") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the

Indenture, at any time from 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

      Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If the Paying Agent (other than the Company) holds on an Option Purchase Date money sufficient to pay the aggregate Option Purchase Price with respect to all Securities to be purchased upon Purchase at Holder's Option, plus accrued and unpaid interest, if any, payable as provided in the Indenture upon Purchase at Holder's Option, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price or of such accrued and unpaid interest) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, plus such accrued and unpaid interest, in accordance with the Indenture.

      9. REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which date is no later than thirty (30) days after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.

      Within thirty (30) days after the occurrence of the Fundamental Change, the Company must mail, or cause to be mailed, notice of the occurrence of such Fundamental Change to each Holder at the address of such Holder appearing in the register of the Registrar. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Fundamental Change Repurchase Right. To exercise the Fundamental Change Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, a Purchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Purchase Notice, the Securities with respect to which the Holder is exercising its Fundamental Change Repurchase Right (together with all necessary endorsements). If the Securities delivered in connection with a Holder's exercise of its Fundamental Change Repurchase Right are held in book-entry form through the Depositary, then such Purchase Notice must comply with applicable procedures of the Depositary.

      10.   CONVERSION.

      Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of Common Stock in accordance with ARTICLE X of the Indenture at any time prior to stated maturity.

      To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

      The initial Conversion Rate is 92.9023 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $10.76 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. Except as other otherwise provided herein or in the Indenture, on conversion, no payment or adjustment for any unpaid and accrued interest on, or additional interest with respect to, the Securities will be made. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by cash payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive (other than overdue interest, if any, that has accrued on such Security), unless such Security has been called for Redemption as described in the Indenture.

      The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and ARTICLE X of the Indenture, at any time from, and including, the date that is fifteen (15) Business Days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change until, and including, the date that is fifteen (15) Business Days after the actual effective date of such Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for SECTION 10.15 of the Indenture, otherwise apply to such Security pursuant to ARTICLE X of the Indenture, plus an amount equal to the Make-Whole Conversion Rate Adjustment; provided, however, that such increase to the Conversion Rate shall not apply if (i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with SECTION 10.15(F) of the Indenture, to make an Acquirer Stock Conversion Right Adjustment; or (ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

      Any shares of Common Stock that are issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

      11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen (15) days before selecting, pursuant to SECTION 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

      12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

      13. MERGER OR CONSOLIDATION. Except as provided in the Indenture, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (A) either (i) such transaction or series of transactions shall be a merger or consolidation where the Company shall be the surviving corporation; or (ii) the surviving, resulting or transferee person both (a) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; and (b) assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (B) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

      14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any
Securityholder: (i) to comply with SECTIONS 5.01 and 10.12 of the Indenture and, in accordance with SECTION 10.15(F) of the Indenture, to give effect to an election, pursuant to such SECTION 10.15(F), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the

Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; (vi) to add additional events which shall constitute an Event of Default under the Indenture; and (vii) to provide for a successor Trustee in accordance with the Indenture. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect.

      15. DEFAULTS AND REMEDIES. Subject to the provisions of the Indenture, an "EVENT OF DEFAULT" occurs if (i) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise; (ii) the Company defaults in the payment of an installment of interest or additional interest, on any Security when due, if such failure continues for thirty (30) days after the date when due; (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant to the Indenture; (iv) the Company fails to timely provide a Fundamental Change Notice, or an Option Purchase Notice, as required by the provisions of the Indenture;
(v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or the Indenture and such failure continues for the period, and after the notice, specified in the Indenture; (vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness of the Company or any Subsidiary for money borrowed, in the aggregate principal amount then outstanding of ten million dollars ($10,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with the Indenture; or (vii) there occur certain events of bankruptcy or insolvency involving the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company.

      If an Event of Default (excluding an Event of Default specified in SECTION 6.01(vii) or (viii) of the Indenture with respect to the Company (but including an Event of Default specified in SECTION 6.01(vii) or (viii) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including any additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(vii) or (viii) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(vii) or (viii) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any governmental or court order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under SECTION 7.07 of the Indenture have been paid.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it ; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after the Trustee has received such notice or after such Responsible Officer shall have acquired such actual knowledge, whichever is earlier, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

      16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

      17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

      18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

      20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                                 Antigenics Inc.
                                630 Fifth Avenue
                                   Suite 2100
                               New York, NY 10111

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_________________________________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________
________________________________________________________________________________

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint
________________________________________________________________________________

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: _______________________________   _______________________________________
                                         NOTICE: The signature on this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Security in every particular
                                         without alteration or enlargement or
                                         any change whatsoever and be guaranteed
                                         by a guarantor institution
                                         participating in the Securities
                                         Transfer Agents Medallion Program or in
                                         such other guarantee program acceptable
                                         to the Trustee.

Signature Guarantee: ___________________________________________________________

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)    [ ]        to the Company or any Subsidiary thereof, or

(2)    [ ]        pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)    [ ]        pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)    [ ]        pursuant to, and in compliance with, an exemption from
                  registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)    [ ]        pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "Affiliate") as defined in Rule 144 under the Securities Act of 1933, as amended:

      [ ]   The transferee is an Affiliate of the Company. (If the Security is
transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below. If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated: ______________________  Signed: ________________________
                                              (Sign exactly as name appears on
                                              the other side of this Security)

Signature Guarantee: _____________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________________   ________________________________________
                                        NOTICE: To be executed by an executive
                                        officer

                                CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                              $ __________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date:______________    Signature(s): ___________________________________________

                                     ___________________________________________
                                     (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by: ____________________________________________________
      (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                 PURCHASE NOTICE

Certificate No. of Security: ___________

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box: [ ]

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.09 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.08 or 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

                    $ _______________________________________
                       (in an integral multiple of $1,000)

Date: __________________         Signature(s): _________________________________

                                 _______________________________________________
                                 (Sign exactly as your name(s) appear(s) on the
                                 other side of this Security)
Signature(s) guaranteed by:      _______________________________________________
                                 (All signatures must be guaranteed by a
                                 guarantor institution participating in the
                                 Securities Transfer Agents Medallion Program or
                                 in such other guarantee program acceptable to
                                 the Trustee.)

                                   SCHEDULE A

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(1)

      The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

                                                              Principal amount of
                  Amount of decrease                              this Global          Signature or
                  in Principal amount  Amount of Increase in  Security following   authorized signatory
                    of this Global      Principal amount of      such decrease      of Trustee or Note
Date of Exchange       Security        this Global Security       or increase           Custodian

------------------------
(1) This is included in Global Securities only.

                                                                     EXHIBIT B-1

                        FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

      (A)   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

      (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

      (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

      (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE

AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED JANUARY 25, 2005, AMONG ANTIGENICS INC. AND THE OTHER PARTIES THERETO.

                                                                     EXHIBIT B-2

                       FORM OF LEGEND FOR GLOBAL SECURITY

      Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.